Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2018 Results from Continuing Operations

– First-Quarter Revenue of $494.0 Million –

– First-Quarter GAAP Earnings per Share of $1.08 and Non-GAAP Earnings per Share of $1.38 –

– Updates 2018 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 10, 2018--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2018. For the quarter, revenue from continuing operations was $494.0 million, an increase of 10.8% from $445.8 million in the first quarter of 2017. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments.

The impact of foreign currency translation benefited reported revenue growth by 4.6%. The acquisitions of Brains On-Line and KWS BioTest contributed 1.0% to consolidated first-quarter revenue growth, both on a reported basis and in constant currency. The February 2017 divestiture of the Contract Development and Manufacturing (CDMO) business reduced reported revenue growth by 0.4%. Excluding the effect of these items, organic revenue growth was 5.6%.

On a GAAP basis, first-quarter net income from continuing operations attributable to common shareholders was $52.7 million, an increase of 12.6% from net income of $46.8 million for the same period in 2017. First-quarter diluted earnings per share on a GAAP basis were $1.08, an 11.3% increase from earnings per share of $0.97 for the first quarter of 2017.

On a non-GAAP basis, net income from continuing operations was $67.5 million for the first quarter of 2018, an increase of 7.9% from $62.6 million for the same period in 2017. First-quarter diluted earnings per share on a non-GAAP basis were $1.38, an increase of 7.0% from $1.29 per share for the first quarter of 2017.

The GAAP and non-GAAP earnings per share increases were driven primarily by a lower tax rate and a gain from the Company’s venture capital investments. The gain from the Company’s venture capital investments contributed $0.10 per share in the first quarter of 2018, compared to a $0.05 gain for the same period in 2017.

James C. Foster, Chairman and Chief Executive Officer, said, “The year began with robust demand for our products and services, with the revenue growth rate improving sequentially in both the DSA and RMS segments. Clients are increasingly choosing to partner with Charles River, for our science, for our support, and for the breadth and depth of our portfolio. We are continuing to expand this portfolio to strengthen our ability to holistically support our clients’ drug discovery, early development, and manufacturing efforts, and to enhance our position as the premier early-stage CRO.”

“We remain optimistic about the opportunities for growth in 2018, which are enhanced by the acquisition of MPI Research. The acquisition of MPI Research is a key element of our continued ability to support our clients’ early-stage drug research efforts, to achieve our long-term growth goals, and to enhance shareholder value,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $134.0 million in the first quarter of 2018, an increase of 5.3% from $127.2 million in the first quarter of 2017. Organic revenue growth was 0.2%, driven primarily by higher revenue for research models in China and the Insourcing Solutions (IS) and Genetically Engineered Models and Services (GEMS) businesses, offset by softer demand for research models outside of China.

In the first quarter of 2018, the RMS segment’s GAAP operating margin decreased to 28.8% from 29.6% in the first quarter of 2017. The GAAP operating margin decline was related primarily to charges associated with the planned closure of the Company’s research model production site in Maryland, which was announced in November 2017. On a non-GAAP basis, the operating margin decreased to 29.8% from 30.1% in the first quarter of 2017. The non-GAAP operating margin decline was driven primarily by the research models business.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $260.0 million in the first quarter of 2018, an increase of 14.2% from $227.8 million in the first quarter of 2017. Organic revenue growth of 8.3% was driven by both the Safety Assessment and Discovery Services businesses. The DSA revenue increase was driven primarily by demand from biotechnology clients, as well as higher revenue from global biopharmaceutical clients.

In the first quarter of 2018, the DSA segment’s GAAP operating margin decreased to 15.7% from 16.8% in the first quarter of 2017. On a non-GAAP basis, the operating margin decreased to 18.6% from 20.7% in the first quarter of 2017. The GAAP and non-GAAP operating margin declines were driven primarily by study mix and foreign exchange. Foreign exchange reduced the DSA operating margin by approximately 100 basis points.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $100.0 million in the first quarter of 2018, an increase of 10.1% from $90.8 million in the first quarter of 2017. Organic revenue growth was 6.3%, driven primarily by the Microbial Solutions and Avian Vaccine Services businesses.

In the first quarter of 2018, the Manufacturing segment’s GAAP operating margin decreased to 28.5% from 29.3% in the first quarter of 2017. On a non-GAAP basis, the operating margin decreased to 31.9% from 33.2% in the first quarter of 2017. The GAAP and non-GAAP operating margin declines were driven primarily by lower volume in the Biologics Testing Solutions business.

Updates 2018 Guidance

On February 13, 2018, the Company provided 2018 financial guidance for revenue growth and non-GAAP earnings per share, which included the impact of the pending MPI Research acquisition. The acquisition of MPI Research was subsequently completed on April 3, 2018.

The Company is increasing its guidance for reported revenue growth due to a more favorable benefit from foreign exchange, which is now expected to contribute approximately 3% to reported revenue growth, compared to the Company’s initial estimate of approximately 1%. The Company is reaffirming its organic revenue growth guidance for 2018.

The Company is providing initial GAAP earnings per share guidance including the acquisition of MPI Research of $4.22 to $4.37. The Company is increasing its non-GAAP earnings per share guidance for 2018, due primarily to a lower-than-expected tax rate, as well as an incremental benefit from foreign exchange.

The Company’s revenue and earnings per share guidance including the acquisition of MPI Research is as follows:

2018 GUIDANCE INCLUDING MPI RESEARCH (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	18% - 20%	16% - 18%
Less: Contribution from acquisitions (1)	(9.5% - 10.5%)	(9.5% - 10.5%)
Less: Favorable impact of foreign exchange	(~3%)	(~1%)
Revenue growth, organic (2)	5.7% - 6.7%	5.7% - 6.7%
GAAP EPS estimate	$4.22-$4.37	---
Amortization of intangible assets (3)	$1.00-$1.10	---
Charges related to global efficiency initiatives (4)	$0.09	---
Acquisition-related adjustments (5)	$0.41	---
Non-GAAP EPS estimate	$5.77 - $5.92	$5.67 - $5.82

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisition which have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign currency translation. Divestiture of the CDMO business did not have a material impact on the revenue growth rate in 2018.

(3) Amortization of intangible assets includes an estimate of $0.40-$0.50 for the impact of the MPI Research acquisition because the preliminary purchase price allocation has not been completed.

(4) These charges relate primarily to the Company’s planned efficiency initiatives including the closure of the Maryland research model production site. These charges primarily include accelerated lease obligations and severance. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives, and the write-off of deferred financing costs and fees related to debt financing.

Webcast

Charles River has scheduled a live webcast on Thursday, May 10, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Merrill Lynch Healthcare Conference Presentation

Charles River will present at the Bank of America Merrill Lynch 2018 Health Care Conference in Las Vegas, Nevada, on Wednesday, May 16, at 10:00 a.m. PT/1:00 p.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; bargain gains associated with our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; the write-off of a relocation subsidy liability in our China research models business; the write-off of deferred financing costs and fees related to debt financing; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; our expectations regarding MPI’s final 2017 financial results, and our expected operational synergies; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures, such as our Maryland research model production site); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)(1)
(in thousands, except for per share data)

	Three Months Ended
	March 31, 2018	April 1, 2017

Total revenue	$493,970	$445,763
Cost of revenue (excluding amortization of intangible assets)	312,501	274,411
Selling, general and administrative	103,372	90,909
Amortization of intangible assets	10,268	10,737
Operating income	67,829	69,706
Interest income	282	202
Interest expense	(11,191)	(6,983)
Other income, net	6,120	15,122
Income from continuing operations, before income taxes	63,040	78,047
Provision for income taxes	9,772	31,084
Income from continuing operations, net of income taxes	53,268	46,963
Loss from discontinued operations, net of income taxes	(23)	(4)
Net income	53,245	46,959
Less: Net income attributable to noncontrolling interests	614	181
Net income attributable to common shareholders	$52,631	$46,778

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$1.10	$0.98
Discontinued operations	$—	$—
Net income attributable to common shareholders	$1.10	$0.98
Diluted:
Continuing operations attributable to common shareholders	$1.08	$0.97
Discontinued operations	$—	$—
Net income attributable to common shareholders	$1.08	$0.97

Weighted average number of common shares outstanding
Basic	47,785	47,546
Diluted	48,828	48,421

(1)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$187,774	$163,794
Trade receivables, net	440,109	430,016
Inventories	119,046	114,956
Prepaid assets	43,340	36,544
Other current assets	53,079	81,315
Total current assets	843,348	826,625
Property, plant and equipment, net	788,554	781,973
Goodwill	835,936	804,906
Client relationships, net	304,420	301,891
Other intangible assets, net	65,876	67,871
Deferred tax assets	26,237	22,654
Other assets	136,632	124,002
Total assets	$3,001,003	$2,929,922

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$3,137	$30,998
Accounts payable	73,479	77,838
Accrued compensation	71,136	101,044
Deferred revenue	98,473	117,569
Accrued liabilities	96,630	89,780
Other current liabilities	62,572	44,460
Current liabilities of discontinued operations	1,671	1,815
Total current liabilities	407,098	463,504
Long-term debt, net and capital leases	1,129,581	1,114,105
Deferred tax liabilities	96,037	89,540
Other long-term liabilities	204,871	194,815
Long-term liabilities of discontinued operations	3,476	3,942
Total liabilities	1,841,063	1,865,906
Redeemable noncontrolling interest	17,323	16,609
Total equity attributable to common shareholders	1,139,826	1,045,080
Noncontrolling interest	2,791	2,327
Total liabilities, redeemable noncontrolling interest and equity	$3,001,003	$2,929,922

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)(2)
(in thousands, except percentages)

	Three Months Ended
	March 31, 2018	April 1, 2017
Research Models and Services
Revenue	$133,958	$127,161
Operating income	38,527	37,690
Operating income as a % of revenue	28.8%	29.6%
Add back:
Amortization related to acquisitions	409	436
Severance	523	—
Government billing adjustment and related expenses	—	93
Site consolidation costs, impairments and other items	515	—
Total non-GAAP adjustments to operating income	$1,447	$529
Operating income, excluding non-GAAP adjustments	$39,974	$38,219
Non-GAAP operating income as a % of revenue	29.8%	30.1%

Depreciation and amortization	$4,853	$5,092
Capital expenditures	$4,625	$2,603

Discovery and Safety Assessment
Revenue	$259,992	$227,758
Operating income	40,859	38,335
Operating income as a % of revenue	15.7%	16.8%
Add back:
Amortization related to acquisitions	7,541	7,600
Severance	(254)	196
Acquisition related adjustments (3)	430	703
Site consolidation costs, impairments and other items	(143)	409
Total non-GAAP adjustments to operating income	$7,574	$8,908
Operating income, excluding non-GAAP adjustments	$48,433	$47,243
Non-GAAP operating income as a % of revenue	18.6%	20.7%

Depreciation and amortization	$20,787	$19,369
Capital expenditures	$12,802	$8,323

Manufacturing Support
Revenue	$100,020	$90,844
Operating income	28,523	26,600
Operating income as a % of revenue	28.5%	29.3%
Add back:
Amortization related to acquisitions	2,318	2,702
Severance	870	821
Acquisition related adjustments (3)	—	26
Site consolidation costs, impairments and other items	159	—
Total non-GAAP adjustments to operating income	$3,347	$3,549
Operating income, excluding non-GAAP adjustments	$31,870	$30,149
Non-GAAP operating income as a % of revenue	31.9%	33.2%

Depreciation and amortization	$5,736	$5,962
Capital expenditures	$6,834	$2,292

Unallocated Corporate Overhead	$(40,080)	$(32,919)
Add back:
Acquisition related adjustments (3)	2,864	21
Total non-GAAP adjustments to operating expense	$2,864	$21
Unallocated corporate overhead, excluding non-GAAP adjustments	$(37,216)	$(32,898)

Total
Revenue	$493,970	$445,763
Operating income	$67,829	$69,706
Operating income as a % of revenue	13.7%	15.6%
Add back:
Amortization related to acquisitions	10,268	10,738
Severance	1,139	1,017
Acquisition related adjustments (3)	3,294	750
Government billing adjustment and related expenses	—	93
Site consolidation costs, impairments and other items	531	409
Total non-GAAP adjustments to operating income	$15,232	$13,007
Operating income, excluding non-GAAP adjustments	$83,061	$82,713
Non-GAAP operating income as a % of revenue	16.8%	18.6%

Depreciation and amortization	$33,210	$32,411
Capital expenditures	$27,726	$15,920

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2018	April 1, 2017

Net income attributable to common shareholders	$52,631	$46,778
Less: Loss from discontinued operations, net of income taxes	(23)	(4)
Net income from continuing operations attributable to common shareholders	52,654	46,782
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	15,232	13,007
Write-off of deferred financing costs and fees related to debt refinancing	3,261	—
Gain on divestiture of CDMO business	—	(10,577)
Tax effect of non-GAAP adjustments:
Tax effect from divestiture of CDMO business	—	18,005
Tax effect of the remaining non-GAAP adjustments	(3,651)	(4,664)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$67,496	$62,553

Weighted average shares outstanding - Basic	47,785	47,546
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	1,043	875
Weighted average shares outstanding - Diluted	48,828	48,421

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.10	$0.98
Diluted	$1.08	$0.97

Basic, excluding non-GAAP adjustments	$1.41	$1.32
Diluted, excluding non-GAAP adjustments	$1.38	$1.29

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended March 31, 2018	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.8%	5.3%	14.2%	10.1%
Increase due to foreign exchange	(4.6)%	(5.1)%	(4.0)%	(5.9)%
Contribution from acquisitions (2)	(1.0)%	—%	(1.9)%	—%
Impact of CDMO divestiture (3)	0.4%	—%	—%	2.1%
Non-GAAP revenue growth, organic (4)	5.6%	0.2%	8.3%	6.3%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.

(3)	The CDMO business, which was acquired as part of WIL Research on April 4, 2016, was divested on February 10, 2017. This adjustment represents the revenue from the CDMO business.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31, 2018	April 1, 2017

Cash flows relating to operating activities	$60,051	$34,029
Cash flows relating to investing activities	(24,664)	52,996
Cash flows relating to financing activities	(14,936)	(74,324)
Cash flows used in discontinued operations	(636)	(473)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,254	1,705
Net change in cash, cash equivalents, and restricted cash	24,069	13,933
Cash, cash equivalents, and restricted cash, beginning of period	166,331	119,894
Cash, cash equivalents, and restricted cash, end of period	$190,400	$133,827

CONTACT:
Charles River Laboratories International, Inc.
Investor Contacts:
Susan E. Hardy, 781-222-6190
Corporate Vice President,
Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President,
Public Relations
amy.cianciaruso@crl.com
or:
Todd Spencer, 781-222-6455
Senior Director, Investor Relations
todd.spencer@crl.com